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                                                                   Exhibit 10.14

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


        THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made and entered into as of August 15, 1998 ("AGREEMENT"), by and among IMPERIAL BANK ("IMPERIAL"), as Collateral Agent and a Bank, the BANKS, and TEGAL CORPORATION, a Delaware corporation ("BORROWER"). This Agreement amends, restates and supersedes in its entirety the Prior Loan Agreement (as hereinafter defined).

                                    RECITALS

        A. Borrower, Imperial and Sanwa Bank California ("SANWA") entered into a certain Loan and Security Agreement dated as of August 15, 1997 (the "PRIOR LOAN AGREEMENT"), pursuant to which Imperial and Sanwa agreed to extend and make revolving loans available to Borrower thereunder.

        B. Borrower and Imperial desire to amend and restate the Prior Loan Agreement in its entirety to, among other things, remove Sanwa as a Bank thereunder, reduce the amount of the Committed Revolving Line and to modify certain covenants and reporting requirements of the Borrower, all as more fully set forth herein. There are currently no Advances outstanding under the Committed Revolving Line.

        C. Imperial has agreed to continue to make and maintain the Committed Revolving Line as described in this Agreement, but only upon the terms and subject to the conditions hereinafter set forth and in reliance on the representations and warranties set forth herein.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:


SECTION 1.      DEFINITIONS AND CONSTRUCTION.

        1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

        "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

        "ACQUISITION" means any transaction or series of transactions, by which Borrower or any of its Subsidiaries directly or indirectly acquires all or substantially all of any ongoing business, whether through the purchase of stock or assets for cash, a cash merger, or consolidation.

        "ADVANCE" or "ADVANCES" means an advance or advances under the Committed Revolving Line.


                                       1.
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        "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

        "BANK EXPENSES" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, amendment, and enforcement of the Loan Documents; and each Bank's reasonable attorneys' fees and expenses incurred in enforcing or defending the Loan Documents, whether or not suit is brought.

        "BANK" or "BANKS" means Imperial and/or the banks, financial institutions and other institutional lenders which have executed signature pages to this Agreement and such other assignee as shall hereafter execute and deliver an Assignment and Acceptance with respect to all or any portion of the Committed Revolving Line and the Advances made and maintained pursuant to the Committed Revolving Line, in each case pursuant to and in accordance with SECTION 13.4(B), or otherwise become a party to this Agreement.

        "BORROWER'S BOOKS" means all of Borrower's books and records including ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment containing such information.

        "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

        "CLOSING DATE" means the date of this Agreement.

        "CODE" means the California Uniform Commercial Code.

        "COLLATERAL" means the property described on EXHIBIT A attached hereto.

        "COLLATERAL AGENT" means Imperial or such entity as may succeed to such position.

        "COMMITTED REVOLVING LINE" means Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).

        "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.


                                       2.
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        "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, but including all other Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

        "DAILY BALANCE" means the amount of the Obligations owed at the end of a given day.

        "EQUIPMENT" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

        "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

        "FEDERAL FUNDS RATE" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate".

        "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System and any successor thereto.

        "GAAP" means generally accepted accounting principles as in effect from time to time.

        "IP SECURITY AGREEMENT" means that certain Collateral Assignment, Patent Mortgage and Security Agreement dated of even date herewith, entered into by and between Borrower and Imperial.

        "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services (other than trade payables not past due incurred in the ordinary course of business), including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

        "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "INVENTORY" means all present and future inventory in which Borrower or its Subsidiaries has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service,


                                       3.
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of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

        "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "LOAN DOCUMENTS" means, collectively, this Agreement, the Note or any other note or notes executed by Borrower in favor of any Bank in connection with this Agreement, the IP Security Agreement and any other agreement or document delivered by Borrower or entered into between Borrower and Imperial or any other Bank in connection with this Agreement, in each case as originally executed or as the same may from time to time be modified, amended, supplemented or restated.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

        "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

        "NOTE" means that certain Note dated of even date herewith in the principal amount of Twelve Million Five Hundred Thousand Dollars
($12,500,000.00), made by Borrower and payable to the order of Imperial.

        "OBLIGATIONS" means all debt, principal, interest, Bank Expenses and other amounts or obligations owed to any Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that any Bank may have obtained by assignment or otherwise.

        "PAYMENT DATE" means the fifteenth (15th) calendar day of each month.

        "PERCENTAGE SHARE" means, as to each Bank, the percentage calculated in accordance with SECTION 13.6 hereof.

        "PERIODIC PAYMENTS" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to the Banks pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and the Banks.

        "PERMITTED INDEBTEDNESS" means:


                                       4.
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                (a)     Indebtedness of Borrower in favor of the Banks arising
under this Agreement or any other Loan Document;

                (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

                (c) Indebtedness in Japan under the note discount facility as disclosed in the Schedule;

                (d)     Subordinated Debt;

                (e)     Letters of credit;

                (f) Indebtedness incurred in connection with mortgage financing and purchase money security interests as defined in Section 9-107 of the UCC;

                (g) Guaranties of Indebtedness or other obligations permitted hereunder;

                (h) Obligations related to stock options, provided that such stock options have been approved by Borrower's Board of Directors;

                (i) Extensions, renewals or refinancings of Indebtedness permitted under this Agreement, other than clause (d) above; and

                (j) Other Indebtedness in the aggregate amount not exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00).

        "PERMITTED INVESTMENTS" means:

                (a) Investments existing on the Closing Date disclosed in the Schedule;

                (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
(iii) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (and any amendment thereto) has been approved in writing by the Banks, which approval shall not be unreasonably withheld, and (iv) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by any Bank; and

                (c)     Investments constituting Acquisitions permitted under
SECTION 7.3 hereof.

        "PERMITTED LIENS" means the following:

                (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

                (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Collateral Agent's or any Bank's security interests;


                                       5.
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                (c)     Liens (i) upon or in any equipment acquired or held by
Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

                (d) Liens incurred for the purchase or improvement of real property;

                (e) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required hereunder;

                (f) Statutory Liens of landlords and depository institutions and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent for a period of more than sixty (60) days or being contested in good faith, provided, however, that Borrower shall have made such reserve or other provision therefor as may be required by GAAP;

                (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                (h) Any attachment or judgment Lien, if the judgment it secures shall, within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within sixty (60) days after the expiration of any such stay;

                (i) Easements, rights-of-way, zoning and similar restrictions and other encumbrances affecting real property which do not in any case materially interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                (j) Any interest or title of a lessor under any lease not prohibited hereunder; and

                (k) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (j) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

        "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        "PRIME RATE" means the variable rate of interest, per annum, most recently announced by Imperial, as its "prime rate," as applicable to the Advances made hereunder by Imperial whether or not such announced rate is the lowest rate available from Imperial.

        "QUICK ASSETS" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments of Borrower determined to be quick assets in accordance with GAAP.


                                       6.
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        "RESPONSIBLE OFFICER" means each of the Chief Executive Officer, the
Chief Financial Officer and the Controller of Borrower.

        "REVOLVING MATURITY DATE" means August 15, 1999.

        "SCHEDULE" means the Schedule of Exceptions attached hereto as SCHEDULE
1.

        "SUBORDINATED DEBT" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to the Banks on terms reasonably acceptable to the Banks (and identified as being such by Borrower and the Banks), where the subordinated lender has executed a subordination agreement (in a form provided by the Banks) in favor of the Banks.

        "SUBSIDIARY" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

        "TANGIBLE NET WORTH" means at any date as of which the amount thereof shall be determined, (1) the consolidated total assets of Borrower and its Subsidiaries minus, without duplication, the sum of any amounts attributable to
(i) goodwill, (ii) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (iii) all reserves not already deducted from assets, minus (2) Total Liabilities.

        "TOTAL LIABILITIES" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

        "YEAR 2000 COMPLIANT" means, in regard to Borrower or any Person, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of Borrower or such Person, will properly perform date sensitive functions before, during and after the year 2000.

        "YEAR 2000 PROBLEM" means the risk that any computer applications used by Borrower and its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.

        1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

SECTION 2.      LOAN AND TERMS OF PAYMENT.

        2.1 ADVANCES. Subject to and upon the terms and conditions of this Agreement, each Bank severally agrees to make its Percentage Share of each Advance to Borrower in an aggregate amount not to exceed such Bank's Percentage Share of the Committed Revolving Line. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this SECTION 2.1 may be repaid and reborrowed at any time during the term of this Agreement.


                                       7.
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                Whenever Borrower desires an Advance, Borrower will notify each
Bank by facsimile transmission or telephone no later than 11:00 a.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Loan Payment/Advance Telephone Request Form in substantially the form of EXHIBIT B attached hereto ("ADVANCE FORM"). Each Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer. Each Bank shall be entitled to rely on any telephonic notice given by a person who such Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold such Bank harmless for any damages or loss suffered by such Bank as a result of such reliance. Such Bank will credit the amount of Advances made under this SECTION 2.1 to Borrower's deposit account held by Imperial or Collateral Agent not later than 3:00 p.m. Pacific time on the Business Day such Advance is to be made. Borrower's Obligations under the Committed Revolving Line shall be evidenced by this Agreement and by the Note, in the form attached hereto as EXHIBIT C.

                The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this SECTION 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

                (a) FOREIGN EXCHANGE USAGE AND SUBLIMIT. Subject to the availability of the Committed Revolving Line and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Banking Day immediately prior to the Revolving Maturity Date, Imperial shall arrange the purchase by Borrower of foreign exchange futures contracts ("EXCHANGE CONTRACTS") as Borrower may request, which request shall be made by delivering to Imperial a duly executed exchange contract application on Imperial's standard form; provided, however, that the maximum aggregate notional contract amount under all such Exchange Contracts shall not at any time exceed $15,000,000.00 and provided, further, that Imperial shall only advance up to ten percent (10.0%) of said maximum aggregate notional contract amount under all such Exchange Contracts, the amounts so advanced of which shall be deemed to constitute outstanding Advances for the purpose of calculating availability under the Committed Revolving Line. Unless Borrower shall have deposited with Imperial cash collateral in an amount sufficient to cover all undrawn amounts under each such Exchange Contract and Imperial shall have agreed in writing, no Exchange Contract shall have a due date that is later than the Revolving Maturity Date. All Exchange Contracts shall be in form and substance acceptable to Bank Imperial in its sole discretion and shall be subject to the terms and conditions of Imperial's form exchange contract application. Borrower will pay any standard issuance and other fees that Imperial notifies Borrower will be charged for issuing and processing Exchange Contracts for Borrower. After and during the continuance of an Event of Default, Imperial may, in its sole and absolute discretion, terminate any or all of the Exchange Contracts. Borrower agrees to indemnify and hold harmless Imperial from and against all loss, costs and expense associated with any such termination of any Exchange Contract.

        2.2     INTEREST RATES, PAYMENTS, AND CALCULATIONS.

                (a) INTEREST RATE. Except as set forth in SECTION 2.2(b), any Advances of each Bank shall bear interest, on the average Daily Balance, at a rate equal to the Prime Rate.

                (b) LATE PAYMENT RATE. All Obligations which have not been paid when due shall bear interest at a rate equal to two (2) percentage points above the interest rate applicable immediately prior to the date such payment was due.

                (c) (1) PAYMENTS. Interest hereunder shall be due and payable on the Payment Date of each month during the term hereof. Borrower hereby authorizes Imperial or Collateral Agent to


                                       8.

debit any accounts with Imperial or Collateral Agent, including, without limitation, Account Number 00017057057 for payments of principal and interest due on the Obligations and any other amounts owing by Borrower to the Banks. Imperial or Collateral Agent will promptly notify Borrower of all debits which Imperial or Collateral Agent makes against Borrower's accounts. Any such debits against Borrower's accounts in no way shall be deemed a set-off. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                        (ii) DISTRIBUTION OF PAYMENTS. All amounts received by Imperial or Collateral Agent shall be allocated and paid to the Banks as necessary to ensure a sharing of all amounts received by Imperial or Collateral Agent as set forth in SECTION 13.6. Imperial or Collateral Agent shall immediately distribute to each Bank, at such address as each Bank shall designate, such Bank's interest in all repayments and prepayments of principal and all payments of interest, loan fees, commitment fees and other fees, expenses and costs received by Imperial or Collateral Agent on the same day and in the same type of funds as payment was received. In the event Collateral Agent does not distribute such payments on the same day received, such payment shall accrue interest at the Federal Funds Rate, which shall be payable by Imperial or Collateral Agent. Imperial or Collateral Agent shall indemnify and hold Borrower harmless from any claim for overnight interest by any Bank under this SECTION 2.2(C)(II).

                (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

        2.3 CREDITING PAYMENTS. Prior to the occurrence of an Event of Default, each shall credit a wire transfer of funds, check, or other item of payment to such deposit account held at such Bank or Obligation as Borrower specifies. After the occurrence of an Event of Default, the receipt by a Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by a such Bank after 2:00 p.m. Pacific time shall be deemed to have been received by a Bank as of the opening of business on the immediately following Business Day. Whenever any payment to a Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.4     FEES. Borrower shall pay to the Banks the following:

                (a) CLOSING FEE. A Closing Fee equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be payable to Imperial on the Closing Date and shall be fully earned and non-refundable;

                (b) FACILITY FEE. A Facility Fee equal to one-half of one percent (0.50%) per annum of the average unused amount of the Committed Revolving Line, which fee shall be due quarterly, beginning with the quarter ending December 31, 1998, and payable in arrears to each Bank based upon such Bank's Percentage Share of the Committed Revolving Line. Notwithstanding the foregoing,


                                       9.

                Borrower shall also pay to Imperial on September 30, 1998, a pro-rated Facility Fee covering the period from August 15, 1998 through September 30, 1998;

                (c) FINANCIAL EXAMINATION AND APPRAISAL FEES. Each Bank's customary and reasonable fees and out-of-pocket expenses for such Bank's audits of Borrower's Accounts, and for each appraisal of the Collateral and financial analysis and examination of Borrower performed from time to time and, if an Event of Default does not exist, at reasonable intervals by such Bank or its agents; and

                (d) BANK EXPENSES. Upon the date hereof, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, within thirty (30) days of demand, other Bank Expenses as they become due from time to time hereunder.

        2.5 ADDITIONAL COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof, in any such case enacted or made effective after the date hereof, or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) made effective after the date hereof:

                (a) subjects any Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Bank imposed by the United States of America or any political subdivision thereof);

                (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Bank; or

                (c) imposes upon any Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to such Bank, reduce the income receivable by such Bank or impose any expense upon such Bank with respect to any Advances, such Bank shall notify Borrower thereof. Borrower agrees to pay to such Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Bank of a statement of the amount and setting forth such Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error. No Bank shall be entitled to any compensation pursuant to this SECTION 2.5 in respect of any such event (i) for any period of time in excess of ninety (90) days prior to such notice or (ii) for any period of time prior to such notice if such Bank shall not have given such notice within ninety (90) days of the date on which such event shall have been enacted, promulgated, adopted or issued in definitive or final form unless such event is retroactive.

        2.6 TERM. Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to SECTION 13.7, shall continue in full force and effect for a term ending on the Revolving Maturity Date. Notwithstanding the foregoing, the Banks shall have the right to terminate any obligation to make Advances under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination (but subject to SECTION 13.7), Collateral Agent and the Banks shall retain their Lien on the Collateral which shall remain in effect for so long as any Obligations are outstanding.

SECTION 3.      CONDITIONS OF LOANS.


                                      10.

        3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of any Bank to make the initial Advance is subject to the condition precedent that such Bank shall have received, in form and substance satisfactory to such Bank, the following:

                (a)     this Agreement;

                (b) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                (c) a certificate of the Secretary of State of Delaware and California with respect to Borrower's standing (and foreign qualification) in said states;

                (d)     financing statement amendments (Form UCC-2);

                (e)     insurance certificate;

                (f) payment of the fees and Bank Expenses then due (to the extent invoiced) specified in SECTION 2.4 hereof; and

                (g) such other documents, and completion of such other matters, as the Banks may reasonably request prior to the Closing Date.

        3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of any Bank to make each Advance, including the initial Advance, is further subject to the following conditions:

                (a)     receipt by each Bank of the Advance Form as provided in
SECTION 2.1; and

                (b) the representations and warranties contained in SECTION 5 shall be true and correct in all material respects on and as of the date of such Advance Form and on the effective date of each Advance as though made at and as of each such date, provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing, or would result from such Advance, or with the lapse of time or the giving of notice or both would constitute an Event of Default. The making of each Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in this SECTION 3.2(b).

SECTION 4.      CREATION OF SECURITY INTEREST.

        4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Collateral Agent on behalf of the Banks a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in any Collateral acquired after the date hereof. From and after an Event of Default, Borrower acknowledges that the Banks may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations.

        4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Collateral Agent, at the request of any Bank, all Negotiable Collateral, all


                                      11.

financing statements and other documents that any Bank may reasonably request, in form satisfactory to such Bank, to perfect and continue perfected such Bank's security interests in the Collateral.

        4.3 RIGHT TO INSPECT. Any Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, and, if an Event of Default does not exist, at reasonable intervals, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

SECTION 5.      REPRESENTATIONS AND WARRANTIES.

        Borrower represents and warrants as follows:

        5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

        5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default would reasonably be expected to have a Material Adverse Effect.

        5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

        5.4 MERCHANTABLE INVENTORY. All Inventory (net of reserves) is in all material respects of good and marketable quality, free from all material defects.

        5.5 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not conducted business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in SECTION 10 hereof.

        5.6 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision would reasonably be expected to have a Material Adverse Effect or a material adverse effect on Borrower's interest or any Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

        5.7 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to the Banks fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to the Banks, which in the reasonable determination of the Banks has a Material Adverse Effect. Notwithstanding the foregoing, if Borrower suffers any losses as described in SECTIONS 6.11 and/or 6.12 hereof, but remains in compliance with said financial covenants, the Banks


                                      12.

agree that such losses will not, in and of themselves, be considered to constitute as having a Material Adverse Effect on Borrower's financial condition.

        5.8 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

        5.9 REGULATORY COMPLIANCE. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any applicable employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that would reasonably be expected to have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all applicable provisions of the Federal Fair Labor Standards Act to the extent failure to comply would reasonably be expected to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which would reasonably be expected to have a Material Adverse Effect.

        5.10 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law except where failure to act in accordance with applicable law would not reasonably be expected to have a Material Adverse Effect as determined by the Banks; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary which would reasonably be expected to have a Material Adverse Effect as determined by the Banks; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment that would reasonably be expected to have a Material Adverse Effect as determined by the Banks.

        5.11 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

        5.12 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

        5.13 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted in all material respects.

        5.14 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to the Banks contains any untrue statement of a material


                                      13.

fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        5.15 YEAR 2000 PROBLEM. Borrower and its Subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted.

SECTION 6.      AFFIRMATIVE COVENANTS.

        Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as any Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

        6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which would reasonably be expected to have a Material Adverse Effect.

        6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of any Bank's Lien on the Collateral.

        6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to the Banks: (a) as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower's consolidated operations during such period, certified by an officer of Borrower reasonably acceptable to Bank; (b) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated and unaudited consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that would reasonably be expected to result in damages or costs to Borrower or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000.00) or more; and (e) upon the reasonable request of any Bank, such budgets, sales projections, operating plans, consolidating financial statements or other financial information as such Bank may reasonably request from time to time.

                Borrower shall deliver to the Banks with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D attached hereto.


                                      14.

                Any Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

        6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory (net of reserves) in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify the Banks of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Two Hundred Fifty Thousand Dollars ($250,000.00).

        6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to each Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish each Bank with proof satisfactory to such Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

        6.6     INSURANCE.

                (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

                (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to the Banks. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to the Banks, showing the Banks as additional loss payees thereof and all liability insurance policies shall show the Banks as additional insureds, and shall specify that the insurer must give at least twenty (20) days notice to the Banks before canceling its policy for any reason. Borrower shall deliver to the Banks certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of the Banks, be payable to the Banks to be applied on account of the Obligations.

        6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal depository and operating accounts, other than cash management accounts, with Imperial or Collateral Agent.

        6.8 QUICK RATIO. Borrower shall maintain on a consolidated basis, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities of at least 1.75 to 1.00.


                                      15.

        6.9 DEBT-NET WORTH RATIO. Borrower shall maintain on a consolidated basis, as of the last day of each fiscal quarter, a ratio of Total Liabilities to Tangible Net Worth of not more than 0.75 to 1.00.

        6.10 TANGIBLE NET WORTH. Borrower shall maintain on a consolidated basis, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than Twenty-Eight Million Dollars ($28,000,000.00).

        6.11 MAXIMUM QUARTERLY LOSSES. Borrower shall not suffer a pre-tax loss in excess of: (a) Six Million Five Hundred Thousand Dollars ($6,500,000.00), measured as of the end of each fiscal quarter for the two quarter period ending September 30, 1998, (b) Seven Million One Hundred Thousand Dollars ($7,100,000.00), measured as of the end of each fiscal quarter for the two quarter period ending December 31, 1998, (c) Eight Million Two Hundred Thousand Dollars ($8,200,000.00), measured as of the end of each fiscal quarter for the two quarter period ending March 31, 1999 and (d) Six Million Eight Hundred Thousand Dollars ($6,800,000.00), measured as of the end of each fiscal quarter for the two quarter period ending June 30, 1999. For purposes of these calculations, the pre-tax loss shall exclude (1) non-recurring income and expenses as determined by the Banks and (2) research and development costs in excess of Five Million Dollars ($5,000,000) for the two quarter period then ended.

        6.12 MAXIMUM ANNUAL LOSSES. Beginning with the fiscal year ending March 31, 1999, Borrower shall not suffer a pre-tax loss in excess of Fifteen Million Dollars ($15,000,000.00), measured as of the end of the fiscal year then ended. For purposes of this calculation, the pre-tax loss shall exclude (a) non-recurring income and expenses as determined by the Banks and (b) research and development costs in excess of Ten Million Dollars ($10,000,000.00) for the two quarter period then ended.

        6.13 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Banks to effect the purposes of this Agreement.

SECTION 7.      NEGATIVE COVENANTS.

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as any Bank may have any commitment to make any Advances, Borrower will not do any of the following without the prior written consent of each Bank:

        7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; or (iv) Transfers in the aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) in any fiscal year.

        7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership or directors. Borrower will not, without thirty (30) days prior written notification to each Bank, relocate its chief executive office.


                                      16.

        7.3 MERGERS OR ACQUISITIONS. Enter into any Acquisition, or permit any of its Subsidiaries to enter into any Acquisition, having an aggregate cash purchase price in excess of Ten Million Dollars ($10,000,000.00) for any fiscal year; provided, however, that the aggregate cash purchase price for such Acquisitions shall be subject to SECTION 7.8 hereof. Borrower or its Subsidiaries may enter into such Acquisitions at or under the Ten Million Dollar ($10,000,000.00) per fiscal year limitation, provided that no Event of Default has occurred and is continuing or would result from such Acquisition. Concurrently with any Acquisition, Borrower or its Subsidiaries shall execute and deliver to the Banks such documentation, in form and substance satisfactory to the Banks, as the Banks may request to perfect their security interest in such assets.

        7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness or any Contingent Obligations, or permit any Subsidiary to do so, other than Permitted Indebtedness.

        7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

        7.6 DISTRIBUTIONS. Pay any cash dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, provided, however, Borrower may (i) make such distributions or payments subject to the terms of employee stock option plans which have been approved by Borrower's Board of Directors, or (ii) repurchase capital stock in an amount not to exceed Five Million Dollars ($5,000,000.00) per fiscal year.

        7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

        7.8 LOANS. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted; provided, however, that Borrower may make such loans or advances to its Subsidiaries in an amount not to exceed Eleven Million Dollars ($11,000,000.00) net of any loans or advances made by such Subsidiaries to Borrower.

        7.9 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

        7.10 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without the Banks' prior written consent.

        7.11 INVENTORY. Store the Inventory with a bailee, warehouseman, or similar party unless the Banks have received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as the Banks may approve in writing, Borrower shall keep the Inventory only at the locations set forth on
SCHEDULE 2 attached hereto and such other locations of which Borrower gives the Banks prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Collateral Agent's security interest on behalf of and for the benefit of the Banks.


                                      17.

        7.12 CAPITAL EXPENDITURES. Except as permitted under SECTION 7.3, make capital expenditures in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) per fiscal quarter.

        7.13 COMPLIANCE. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Collateral Agent's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

        7.14 YEAR 2000 COMPLIANCE. Borrower shall perform all acts reasonably necessary (a) to ensure that Borrower, its Subsidiaries and any business in which Borrower holds a substantial interest, become Year 2000 Compliant in a timely manner and (b) to the extent that a failure of any of Borrower's customers, suppliers and vendors to become Year 2000 Compliant would have a Material Adverse Effect on Borrower's business, to ensure that such customers, suppliers and vendors become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with an itemized budget, for the remediation, monitoring and testing of such systems. If requested by any Bank, Borrower shall within ten (10) business days deliver a statement to such Bank summarizing the Year 2000 exposure, program or progress of Borrower and its Subsidiaries or other evidence of Borrower's compliance with the terms of this Section, certified by an officer of Borrower.

SECTION 8.      EVENTS OF DEFAULT.

        Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

        8.1     PAYMENT DEFAULT.

                (a)     If Borrower fails to pay, when due, any principal; and

                (b) If Borrower fails to pay, within five (5) days of the invoice payment date, any of the Obligations, exclusive of principal.

        8.2     COVENANT DEFAULT.

                (a) If Borrower fails to perform any obligation under SECTIONS 6.7, 6.8, 6.9, 6.10 or 6.11 or violates any of the covenants contained in SECTION 7 of this Agreement, or

                (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and any Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within thirty (30) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof.


                                      18.

        8.3 MATERIAL ADVERSE CHANGE. If there is a change in Borrower's business, assets, liabilities, financial condition, operations or affairs, other than changes in the ordinary course of business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of the Banks' security interests in the Collateral, which in the reasonable determination of the Banks has, either individually or in the aggregate, a Material Adverse Effect.

        8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period).

        8.5 INSOLVENCY. If Borrower is not Solvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within forty-five (45) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding). As used herein, "Solvent" shall mean that (a) the fair market value of Borrower's assets will be in excess of the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of Borrower as they mature; (b) Borrower shall not have unreasonably small capital to carry on its business as conducted or as proposed to be conducted; (c) Borrower does not intend to or believe that it will incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations); (d) Borrower does not intend to hinder, delay or defraud either present or future creditors; and (e) Borrower will have received fair consideration and reasonably equivalent value in exchange for incurring its Obligations under the Loan Documents and Borrower will be a direct beneficiary of the full proceeds of the credit made available by the Banks pursuant to this Agreement.

        8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that would reasonably be expected to have a Material Adverse Effect.

        8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Twenty-Five Thousand Dollars ($125,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment).

        8.8 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to any Bank by any Responsible Officer pursuant to this Agreement or to induce any Bank to enter into this Agreement or any other Loan Document.


                                      19.

SECTION 9.      BANK'S RIGHTS AND REMEDIES.

        Upon the occurrence and during the continuance of an Event of Default, an Enforcing Bank may be appointed by the Banks to enforce the rights and remedies herein on behalf of itself and as agent for the other Banks (the "ENFORCING BANK"). Appointment of the Enforcing Bank shall be subject to the approval of either (i) if there are only two Banks whose combined Pro Rata Share (and voting interest with respect thereto) of all amounts outstanding under this Agreement, or, in the event there are no amounts outstanding, the Committed Revolving Line, total one hundred percent (100.0%) of all such amounts outstanding or the Committed Revolving Line, as the case may be, then both such Banks or (ii) if there are more than two Banks, any combination of Banks whose combined Pro Rata Share (and voting interest with respect thereto) of all amounts outstanding under this Agreement, or, in the event there are no amounts outstanding, the Committed Revolving Line, total more than sixty-six and two-thirds percent (66.6%) of all such amounts outstanding or the Committed Revolving Line, as the case may be. Upon such appointment of the Enforcing Bank, the Collateral Agent will transfer all of its rights under this Agreement to the Enforcing Bank.

        9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, the Enforcing Bank, or any Bank, if applicable, may, subject to SECTION 13 hereof, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in SECTION 8.5 all Obligations shall become immediately due and payable without any action by any Bank);

                (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and any Bank;

                (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Enforcing Bank or such Bank reasonably considers advisable;

                (d) Without notice to or demand upon Borrower, make such payments and do such acts as Enforcing Bank or such Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Enforcing Bank or such Bank so requires, and to make the Collateral available to Enforcing Bank or such Bank as Enforcing Bank or such Bank may designate. Borrower authorizes Enforcing Bank or such Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Enforcing Bank's and such Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Enforcing Bank or such Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Enforcing Bank's or such Bank's rights or remedies provided herein, at law, in equity, or otherwise;

                (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by such Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by such Bank;


                                      20.

                (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Enforcing Bank or such Bank is hereby granted a license or other right, solely pursuant to the provisions of this SECTION 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Enforcing Bank's or such Bank's exercise of its rights under this SECTION 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Enforcing Bank's or such Bank's benefit;

                (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Enforcing Bank or such Bank determines is commercially reasonable;

                (h) Enforcing Bank or such Bank may credit bid and purchase at any public sale; and

                (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

        9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Enforcing Bank or the Banks (and any of their designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Collateral Agent's or Enforcing Bank's security interest in the Accounts, on behalf of and for the benefit of the Banks; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Collateral Agent's or any Enforcing Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Enforcing Bank or such Bank determines to be reasonable; provided Enforcing Bank or such Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in SECTION 4.2 regardless of whether an Event of Default has occurred. The appointment of Enforcing Bank or the Banks as Borrower's attorney in fact, and each and every one of Enforcing Bank's or the Banks' rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Banks' obligation to provide advances hereunder is terminated.

        9.3 ACCOUNTS COLLECTION. At any time from the date of this Agreement, Enforcing Bank or the Banks may notify any Person owing funds to Borrower of Collateral Agent's or Enforcing Bank's security interest in such funds, on behalf of and for the benefit of the Banks, and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for the Banks, receive in trust all payments as Enforcing Bank's or the Banks' trustee, and immediately deliver such payments to Enforcing Bank or the Banks in their original form as received from the account debtor, with proper endorsements for deposit.

        9.4 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then the Banks may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as the Banks reasonably deem necessary to protect the


                                      21.

Banks from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in SECTION 6.6 of this Agreement, and take any action with respect to such policies as the Banks deem prudent. Any amounts so paid or deposited by the Banks shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by the Banks shall not constitute an agreement by any Bank to make similar payments in the future or a waiver by such Bank of any Event of Default under this Agreement.

        9.5 BANK'S LIABILITY FOR COLLATERAL. So long as each Bank complies with prudent banking practices, such Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause;
(c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

        9.6 REMEDIES CUMULATIVE. Subject to SECTION 13, the Banks' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Subject to SECTION 13, the Banks' shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by any Bank of one right or remedy shall be deemed an election, and no waiver by any Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by any Bank shall constitute a waiver, election, or acquiescence by it. No waiver by any Bank shall be effective unless made in a written document signed on behalf of such Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

        9.7 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by any Bank on which Borrower may in any way be liable.

SECTION 10.     NOTICES.

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to each Bank, as the case may be, at its addresses set forth below:

        If to Borrower:   Tegal Corporation
                          2201 South McDowell Boulevard
                          Petaluma, CA 94955
                          Attn:  David Curtis
                          Fax:  707/763-0436

        If to Bank:       Imperial Bank
                          2460 Sand Hill Road, Suite 102
                          Menlo Park, CA 94025
                          Attn:  Steven D. Kattner
                          Fax:  650/ 233-3020


                                      22.

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. NOTICES TO ONE BANK SHALL NOT BE DEEMED NOTICE TO THE OTHER BANK.

SECTION 11.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and the Banks hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND THE BANKS EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 12.    JUDICIAL REFERENCE.

        12.1 Other than (a) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (b) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Agreement or the other Loan Documents, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property, if any, is located or Santa Clara County, if none (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his/her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (x) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (y) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgement shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before


                                      23.

the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

        12.2 Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

        12.3 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding that shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

        12.4 In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

SECTION 13.     INTERCREDITOR PROVISIONS

        13.1 OWNERSHIP OF ADVANCES. Notwithstanding any other terms of this Agreement, each Bank shall be the holder and sole owner of the respective Advances made by such Bank, and no Bank shall have any interest in the Advances of any other Bank.

        13.2 LIMITATION ON FURTHER LOANS. Except for daily cash transfers that arise out of the ordinary course of Borrower's cash management operations, no Bank may make loans to or otherwise extend credit to Borrower without the consent of the other Banks, which consent will not be unreasonably withheld. Except as otherwise expressly provided herein, the provisions of this Agreement apply only to Advances arising under this Agreement.


                                      24.

        13.3 DISBURSEMENTS. All Advances shall be made pro rata by the Banks. Each Bank shall make the funds it is to lend under this Agreement available to Borrower no later than 3:00 p.m. Pacific time on the date of disbursement by payment to such account at Imperial, Collateral Agent or Enforcing Bank as Borrower specifies. No Bank is obligated to advance any funds in lieu of or for the account of the other Bank if the latter Bank fails to make such Advance.

        13.4    TRANSFER OF INTEREST IN ADVANCES.

                (a) CONSENT. If an Event of Default does not exist, no Bank may sell or otherwise transfer any of its interest in this Agreement without the prior written consent of the other Banks and Borrower, which consent shall not be unreasonably withheld, provided that any Bank may grant to up to two (2) other financial institutions (including any Affiliate of such Bank) participations in all or any part of such Bank's obligations, rights and benefits hereunder without obtaining the consent of the other Banks. The grant of a participation interest shall be on such terms as the Bank granting the participation determines are appropriate, provided only that (1) the holder of such a participation interest shall not have any of the rights of a Bank under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in SECTION 2.5, provided that the aggregate amount that Borrower shall be required to pay under SECTION 2.5 with respect to any ratable share of the Committed Revolving Line or any Advance (including amounts paid to participants) shall not exceed the amount that Borrower would have had to pay if no participation agreements had been entered into, and (2) the consent of the holder of such a participation interest shall not be required for amendments or waivers of provisions of this Agreement other than those which (i) increase the amount of the Committed Revolving Line, (ii) extend the term of this Agreement, (iii) decrease the rate of interest or the amount of any fee or any other amount payable to such participant under this Agreement, (iv) reduce the principal amount payable to such participant under this Agreement, or (v) extend the date fixed for the payment of principal or interest or any other amount payable to such participant under this Agreement. Notwithstanding the grant of participation, the Bank granting the participation shall remain solely responsible for the performance of its obligations under this Agreement, and Borrower shall continue to deal with such Bank in connection with this Agreement. Each proposed transferee shall satisfy all of the requirements of this SECTION 13.4 as a condition to any such transfer.

                (b) ASSUMPTION OF OBLIGATIONS. Each assignee (other than a participant) shall assume all obligations of the transferring Bank with respect to the portion of the transferor's interest under this Agreement so assigned pursuant to an Assignment and Acceptance substantially in the form of EXHIBIT E hereto ("ASSIGNMENT AND ACCEPTANCE"). Upon such assumption, Borrower shall be deemed to release and discharge the transferor from the transferor's obligations to Borrower under this Agreement with respect to the portion of the transferor's obligations assumed by the transferee, and such transferee shall be deemed a Bank hereunder.

                (c) LEGAL AUTHORITY AND FINANCIAL ABILITY. The transferee shall provide to the remaining Banks and Borrower evidence satisfactory to the remaining Banks and Borrower that the proposed transferee has the legal authority and financial ability to assume and perform all obligations of the transferring Bank under this Agreement and the Loan Documents.

                (d) RECEIVE AND HOLD INTEREST. The transferee shall agree in writing (in form satisfactory to the remaining Banks and Borrower) to receive and hold the transferred interest subject to all of the provisions of this Agreement.

                (e) CONFIDENTIALITY. Subject to SECTION 14.8 hereof, Borrower authorizes each Bank to disclose to any prospective transferee and any actual transferee any and all information designated by


                                      25.

Borrower as confidential, in such Bank's possession concerning Borrower and this Agreement, subject to such prospective transferee or actual transferee agreeing to hold such information confidential, in accordance with SECTION 14.8 hereof. Provided that such prospective transferee or actual transferee has executed a confidentiality agreement in favor of Borrower agreeing to the provisions of
SECTION 14.8 hereof, no Bank shall be responsible if such prospective transferee or actual transferee fails to hold such information confidentially.

                (f) VOIDABILITY. Any sale or transfer of an interest in this Agreement shall be voidable at the option of the remaining Banks or Borrower unless the provisions of this SECTION 13.4 are satisfied.

        13.5 INFORMATION. Each Bank shall use efforts that are reasonable under the circumstances to deliver to the other Banks copies of reports and all other documents received from Borrower or otherwise relating to this Agreement, and to share all other material information relating to Borrower or to this Agreement that such Bank receives. No Bank shall be responsible for the accuracy, of any information shared pursuant to this SECTION 13.5, nor shall any Bank be liable to any other Bank for any damages incurred as a result of any reliance on such shared information.

        13.6 PROPORTIONATE INTERESTS. Except as otherwise provided in this Agreement, the rights, interests, and obligations of each Bank under this Agreement and the Loan Documents at any time shall be shared in the ratio (expressed as a percentage) of (a) the maximum amount such Bank has committed to advance as set forth on the signature page to this Agreement (or any amendment thereto) signed by such Bank to (b) the Committed Revolving Line (the "PERCENTAGE SHARE"). Any reference in this Agreement or the Loan Documents to an allocation between or sharing by the Banks of any right, interest, or duty "ratably," "proportionally," "pro rata," or in similar terms shall refer to this ratio.

        13.7 ALLOCATION OF PAYMENTS. All amounts received by The Banks for the account of Borrower, whether by payment, set-off, counterclaim, or otherwise, shall be allocated and paid to The Banks as necessary to ensure a sharing of all amounts received on account of the Advances as contemplated in
SECTION 13.6. Each Bank shall promptly remit to Collateral Agent or Enforcing Bank for disbursement to the other Banks such sums (whether received by such Bank for the account of Borrower or otherwise) as may be necessary to ensure a sharing of all amounts received on account of the Advances as contemplated in
SECTION 13.6. The Banks likewise shall contribute in such proportions as are necessary to ensure a sharing as contemplated in SECTION 13.6 if any amount received for the account of Borrower is required to be returned as a voidable transfer or otherwise. All amounts received with respect to any other obligations at the time when Borrower is not in compliance with all of the material provisions of this Agreement and the Loan Documents shall be applied to the Obligations hereunder unless the Banks agree otherwise.

        13.8 DETERMINATION OF A COURSE OF ACTION UPON DEFAULT. Each Bank will promptly advise the other Banks if it acquires knowledge that an Event of Default has occurred or with the passage of time, will occur, or that Borrower is not likely to be in compliance with any financial covenant as of any measurement date. The Banks shall use efforts that are reasonable under the circumstances to consult with the other Banks before taking any action to enforce this Agreement or the Loan Documents or to collect or enforce the Obligations under the Loan Documents. In connection therewith, the Enforcing Bank may engage such attorneys and other agents as it may deem appropriate. The Enforcing Bank may deduct from the gross proceeds of any action or other collective effort any reasonable costs and expenses, including reasonable attorneys fees, incurred in connection with such action or effort. The Enforcing Bank will not be liable to the other Banks for any act or omission in the absence of the Enforcing Bank's gross negligence or willful misconduct.


                                      26.

        13.9    FORECLOSURE.

                (a) CREDIT BID BY BANKS. The Enforcing Bank shall have the exclusive right to enter a credit bid at any foreclosure sale or other sale of any of the Collateral on behalf of both the Enforcing Bank and the other Banks. If the Banks cannot agree on the amount of an opening credit bid, the Bank advocating the lower bid shall prevail in the use of such lower bid as the opening credit bid. If the Banks are the successful bidder at the sale, then (a) the amount to be credited against the Committed Revolving Line shall be allocated between the Banks in proportion to the balances of their respective Obligations under the Loan Documents; and (b) the Banks shall take title to the Collateral so purchased together, each holding an undivided interest in that Collateral in proportion to the amount credited against its Obligations under the Loan Documents.

                (b) CASH BID FOR ACCOUNT OF ONE BANK. Any Bank shall have the right to enter a cash bid for such Bank's own account at any sale. If such a bid is the successful one, then (a) the proceeds of the sale shall be allocated and paid to each Bank in proportion to the outstanding balance of its Obligations under the Loan Documents, and (b) the Bank that entered the bid shall acquire the Collateral so purchased for its own account, and the other Banks shall have no further interest in that Collateral upon payment to such other Banks of their proportionate share of the sale proceeds in cash.

                (c) THIRD PARTY BID. If the successful bid is entered by a third party, then the sale proceeds shall be shared by the Banks as provided in
SECTION 13.7.

        13.10 OTHER OBLIGATIONS. A Bank shall not obtain any interest in any property of Borrower taken as security for any loan made or acquired by such Bank outside of this Agreement, or in any property in the possession or control of such Bank, unless such other property or the proceeds thereof is applied to an Obligation arising under this Agreement or the Loan Documents, in which case the Banks shall share proportionately in such property or proceeds.

        13.11 INDEPENDENT REVIEW. Each Bank has reviewed this Agreement and the Loan Documents, the financial statements of Borrower, and such other materials as such Bank has deemed appropriate. Each Bank has made its decision to execute this Agreement and the Loan Documents based upon its review and its independent evaluation of Borrower's creditworthiness. No Bank has made any representation, and no Bank shall rely on any alleged representation by any other Bank, as to the form, substance, or enforceability of this Agreement or any of the Loan Documents or the ability of any party thereto to pay any debt or perform any obligation. Each Bank is a sophisticated commercial bank experienced in making loans to companies similar to Borrower. Subject to SECTION 13.5, each Bank shall make its own decision as to how to perform its obligations hereunder. Each Bank has the capacity to protect its own interests in connection with, and evaluate the merits and risks of, the transactions contemplated by this Agreement. Each Bank has had an opportunity to ask questions of Borrower and its officers, employees, accountants, and representatives concerning Borrower's business operations, financial condition, assets, liabilities, and all other matters such Bank deems appropriate in connection with the transactions contemplated by this Agreement, and has based its decision to enter into those transactions on such information.

        13.12 DUE AUTHORIZATION. The execution, delivery, and performance of this Agreement and the Loan Documents have been duly authorized by all requisite corporate or other actions of each Bank. This Agreement, and each Loan Document to which each Bank is a party, is a valid and binding obligation of such Bank, legally enforceable in accordance with its terms.


                                      27.

        13.13 DESIGNATION OF COLLATERAL AGENT. To facilitate the administration of this Agreement, Imperial shall act as Collateral Agent for itself and the other Banks. Collateral Agent or Enforcing Bank shall have only such duties as are expressly set forth in this Agreement, or as otherwise agreed in writing by the Banks. Collateral Agent or Enforcing Bank shall be deemed to act on behalf of all Banks whenever Collateral Agent or Enforcing Bank acts under this Agreement.

        13.14 RESIGNATION. Collateral Agent may resign as Collateral Agent, upon thirty (30) day's written notice to the other Banks and to Borrower and appointment of a successor Collateral Agent. Upon receipt of notice of resignation, the Banks shall appoint a successor Collateral Agent which, if an Event of Default does not exist, shall be reasonably acceptable to Borrower. The resigning Collateral Agent shall cooperate fully in delivering to the successor Collateral Agent the Loan Documents and copies of all records relating to the Advances and payments made hereunder that the successor Collateral Agent reasonably requests.

        13.15 NO REAL ESTATE COLLATERAL. Each Bank agrees with, and for the benefit of, the other Banks (which agreement shall not be for the benefit of Borrower or any of its Subsidiaries) that Borrower's Obligations to such Bank under this Agreement and the other Loan Documents are not and shall not be secured by any real property collateral now or hereafter acquired by such Bank.

        13.16 LOAN COLLECTIONS. Subject to the provisions of this Agreement, Collateral Agent or Enforcing Bank shall have the right, and shall use reasonable efforts, to collect all sums due under this Agreement. All sums collected by any Bank shall be held in trust by that Bank as trustee for the benefit of all Banks in accordance with this Agreement.

        13.17 REPORTS. Collateral Agent or Enforcing Bank shall use reasonable efforts to deliver to the Banks notices from Borrower and reports concerning Borrower that Collateral Agent receives pursuant to this Agreement. Collateral Agent shall have no obligation to deliver any such notices or reports that Borrower or a third party simultaneously has forwarded to the Banks.

        13.18 COLLATERAL AGENT'S AND ENFORCING BANK'S DUTY OF CARE. Collateral Agent and Enforcing Bank shall act or refrain from acting in accordance with the instructions of the Banks. In so doing, Collateral Agent and Enforcing Bank may engage such attorneys and other agents to act on behalf of the Banks as Collateral Agent or the Enforcing Bank may deem appropriate and shall make reasonable efforts to keep the Banks appraised of all material actions taken. Action taken by Collateral Agent or Enforcing Bank pursuant to the instruction of the Banks shall not be deemed to be discretionary action. In any case where this Agreement, the Loan Documents, or the Banks have not directed Collateral Agent or Enforcing Bank to perform specific acts or omissions, Collateral Agent or Enforcing Bank may take or omit such actions as Collateral Agent or Enforcing Bank deems to be appropriate, and, in the absence of gross negligence or willful misconduct, the Banks shall not later bring a claim against Collateral Agent or Enforcing Bank if, in hindsight, they disagree with Collateral Agent's or Enforcing Bank's acts or omissions. Collateral Agent and Enforcing Bank shall not be liable to the Banks for any act or omission in the absence of Collateral Agent's or Enforcing Bank's, respectively, own gross negligence or willful misconduct.

        13.19 EXPENSES. Upon request, the Banks shall promptly reimburse Collateral Agent and Enforcing Bank for their ratable share of any reasonable fees, costs, and expenses Collateral Agent or Enforcing Bank may incur in connection with this Agreement. Upon request, Collateral Agent and Enforcing Bank shall provide to the Banks written evidence of such fees, costs, and expenses. If any Bank fails to so reimburse Collateral Agent or Enforcing Bank, Collateral Agent or Enforcing Bank may deduct the amount due from any amount to be remitted to such Bank. If the funds due a non-reimbursing


                                      28.

Bank are not sufficient to pay the non-reimbursing Bank's share of Collateral Agent's or Enforcing Bank's fees, costs, and expenses, the other Banks shall make up the unreimbursed amount in accordance with the Banks' proportionate interests as set forth in SECTION 13.6.

        13.20 COMMUNICATION. Collateral Agent and Enforcing Bank shall promptly inform the Banks if Collateral Agent or Enforcing Bank receives any communication from Borrower calling for action on the part of the Banks, or if Collateral Agent or Enforcing Bank concludes that an Event of Default has occurred under this Agreement.

        13.21 LIMITED LIABILITY OF COLLATERAL AGENT AND ENFORCING BANK. Except as provided in SECTION 13.18 in this Agreement, Collateral Agent and Enforcing Bank shall not be liable or answerable to the Banks for anything whatsoever in connection with this Agreement or the Loan Documents, including responsibility in respect to the execution, construction, or enforcement of this Agreement or the Loan Documents, except to the extent of Collateral Agent's or Enforcing Bank's Percentage Share of such liability. Collateral Agent and Enforcing Bank have no duties or obligations to the Banks other than as provided in this Agreement. Collateral Agent and Enforcing Bank may rely on any opinion of counsel (including counsel for Borrower) in relation to this Agreement and the Loan Documents, and upon statements and communications received from Borrower, or from any other person believed by Collateral Agent or Enforcing Bank to be authentic. Collateral Agent and Enforcing Bank shall not be liable for any action taken or omitted on such reliance.

        13.22 INDEMNIFICATION OF COLLATERAL AGENT AND ENFORCING BANK. Each Bank shall indemnify, defend, and hold Collateral Agent and Enforcing Bank harmless (to the extent not reimbursed by Borrower), according to its pro rata interest, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses, and disbursements of any kind or nature whatsoever (including attorneys fees) that may be imposed on, incurred by, or asserted against Collateral Agent or Enforcing Bank in any way relating to or arising out of this Agreement or the Loan Documents, except that Collateral Agent and Enforcing Bank shall not be indemnified against its own gross negligence or willful misconduct.

        13.23 COLLATERAL AGENT AND ENFORCING BANK AS BANK. Collateral Agent and Enforcing Bank shall have the same rights and powers under this agreement as any other Bank and may exercise the same as though it were not Collateral Agent or Enforcing Bank. The term "Banks" includes Collateral Agent in Collateral Agent's individual capacity and Enforcing Bank in Enforcing Bank's individual capacity. Subject to the provisions of SECTION 13.2, Collateral Agent or Enforcing Bank and their Subsidiaries and Affiliates may accept deposits from, lend money to, act as agent or trustee for other lenders to, and generally engage in any kind of banking, trust, or other business with, Borrower or any Subsidiary or Affiliates as if Collateral Agent were not Collateral Agent and as if Enforcing Bank were not Enforcing Bank.

        13.24 CREDIT DECISION. Each Bank shall make its own independent investigations of the financial condition and affairs of Borrower and its own appraisal of the credit-worthiness of Borrower in connection with its interest under this Agreement. Except as set forth in this Agreement, Collateral Agent has no duty to provide any Bank with any information (other than information provided pursuit to this Agreement), whether coming into Collateral Agent's possession before the Closing Date or at any time thereafter.

        13.25 NO AGENCY. EXCEPT AS SPECIFIED HEREIN, NO BANK IS AN AGENT OF ANY OTHER BANK. NO BANK HAS ANY AUTHORITY TO ACT OR FAIL TO ACT FOR ANY OTHER BANK. THE OBLIGATIONS OF EACH BANK HEREUNDER ARE SEVERAL. NO BANK SHALL

                                      29.

BE LIABLE FOR THE FAILURE OF ANY OTHER BANK TO PERFORM ITS OBLIGATIONS
HEREUNDER.

        13.26 NO RELIANCE. The provisions of this SECTION 13 (except for SECTIONS 13.3, 13.4, and 13.14) are solely for the benefit of the Banks in specifying their rights and obligations with respect to each other, and not for the benefit of Borrower or its assigns or successors.

SECTION 14.     GENERAL PROVISIONS.

        14.1 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without each Bank's prior written consent, which consent may be granted or withheld in each Bank's sole discretion; provided, further, that assignment by each Bank is subject to SECTION 13.4 hereof.

        14.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Collateral Agent, Enforcing Bank and each Bank and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by such Bank as a result of or in any way arising out of, following, or consequential to transactions between such Bank and Borrower whether under this Agreement, or in connection with any matter related hereto (including without limitation reasonable attorneys fees and expenses), except for losses caused by such Bank's gross negligence or willful misconduct.

        14.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

        14.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        14.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

        14.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

        14.7 NOVATION. This Agreement is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Prior Loan Agreement is amended and restated in full by the terms of this Agreement and all obligations outstanding under the Prior Loan Agreement are governed by the terms of this Agreement.

        14.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify the Banks with respect to the expenses, damages, losses, costs and liabilities described in SECTION 14.2 shall survive until all applicable statute of limitations periods with respect to


                                      30.

actions that may be brought against the Banks have run, provided that so long as the obligations set forth in the first sentence of this SECTION 14.8 have been satisfied, and no Bank has a commitment to make any Advances or to make any other loans to Borrower hereunder, Collateral Agent, Enforcing Bank and the Banks shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

        14.9 CONFIDENTIALITY. In handling any confidential information each Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of such Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Advances, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of such Bank. Confidential information hereunder shall not include information that either:
(a) is in the public domain or becomes part of the public domain after disclosure to such Bank through no fault of such Bank; or (b) is disclosed to such Bank by a third party, provided such Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 TEGAL CORPORATION,
                                 a Delaware corporation


                                 By: ___________________________________________
                                        Michael Parodi
                                        President and Chief Executive Officer


                                 By: ___________________________________________
                                        David Curtis
                                        Vice President, Secretary, Treasurer and
                                        Chief Financial Officer


                                 IMPERIAL BANK


                                 By: ___________________________________________
                                        Steven D. Kattner
                                        Vice President and Team Leader

                                 Maximum Commitment Amount: $12,500,000 (100%)


                                      31.

                                   SCHEDULE 1

                             SCHEDULE OF EXCEPTIONS




ADDITIONAL PERMITTED INDEBTEDNESS:  None.


ADDITIONAL PERMITTED INVESTMENTS:   None.


ADDITIONAL PERMITTED LIENS:         None.


SECTION 5.5   OTHER NAMES:          None.


SECTION 5.7 LITIGATION: There are no material legal proceedings pending against Borrower. However, on June 10, 1996, Lucent Technologies, Inc. ("LUCENT"), filed a claim with the United States District Court for the Northern District of California alleging patent infringement by Austria Mikro Systeme International AG and AMS Austria Mikro Systeme International, Inc. ("AMS") for the sale of integrated circuits manufactured with Borrower's dry plasma etch systems. On March 7, 1995, Borrower executed an indemnification agreement with AMS, covering certain uses of select equipment sold to AMS. Lucent and AMS have settled the U.S. claim and AMS is now seeking indemnification from Borrower through an arbitration proceeding with respect to the U.S. claim. Borrower has been informed that Lucent recently filed a claim for patent infringement in Germany against AMS for the sale of integrated circuits manufactured with Borrower's dry plasma etch systems. AMS has requested indemnification for the German matter. Borrower believes that the claims made by AMS are without merit and that the ultimate outcome of any defense of any required indemnification obligation to AMS is unlikely to have a Material Adverse Effect on Borrower's results of operations or financial condition. No assurance can be given, however, as to the outcome of such legal proceedings or as to the effect of any such outcome on Borrower's results of operations or financial condition.

        On March 17, 1998, Borrower filed a suit in the United States District Court in the Eastern District of Virginia against Tokyo Electron Limited and several of its U.S. subsidiaries (collectively, "TEL") alleging that TEL's current generation of etch equipment infringes certain of Borrower's patents. Borrower is seeking among other things, injunctive relief barring TEL from importing or selling such products. No assurance can be given as to the outcome of such legal proceedings or as to the effect of any such outcome on Borrower.


                                      32.

                                   SCHEDULE 2

                              LOCATION OF INVENTORY



                                  See Attached.








                                   SCHEDULE 2

                                    EXHIBIT A

                            DESCRIPTION OF COLLATERAL

        The Collateral shall consist of all right, title and interest of Borrower in and to the following:

                (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

                (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

                (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

                (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

                (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.


                                    EXHIBIT A

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
             DEADLINE FOR SAME DAY PROCESSING IS 11:00 A.M., P.S.T.

TO: ___________________________________    DATE: _______________________________








                                    EXHIBIT B

FAX#: _________________________________    TIME: _______________________________

        FROM: __________________________________________________________________
                                     CLIENT NAME (BORROWER)

        REQUESTED BY: __________________________________________________________
                                    AUTHORIZED SIGNER'S NAME

        AUTHORIZED SIGNATURE: __________________________________________________

        PHONE NUMBER: __________________________________________________________

        FROM ACCOUNT # __________  TO ACCOUNT # ________________________________

        REQUESTED TRANSACTION TYPE              REQUEST DOLLAR AMOUNT
        --------------------------              ---------------------

        PRINCIPAL INCREASE (ADVANCE)            $_______________________________
        PRINCIPAL PAYMENT (ONLY)                $_______________________________
        INTEREST PAYMENT (ONLY)                 $_______________________________
        PRINCIPAL AND INTEREST (PAYMENT)        $_______________________________

        OTHER INSTRUCTIONS: ____________________________________________________

        All representations and warranties of Borrower stated in the Amended and Restated Loan and Security Agreement dated as of August 15, 1998 are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.


                                  BANK USE ONLY

TELEPHONE REQUEST:
------------------

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

________________________________________    Phone # ____________________________
            Authorized Requester

________________________________________    Phone # ____________________________
             Received by (Bank)


                    ---------------------------------------
                           Authorized Signature (Bank)


                                    EXHIBIT B

                                    EXHIBIT C

                                  FORM OF NOTE


$12,500,000.00                                                   August 15, 1998
                                                            Petaluma, California

        On the Revolving Maturity Date, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK, a California banking corporation ("BANK"), or order, at its Santa Clara Valley Regional office in San Jose, California, the lesser of (i) the principal sum of $12,500,000.00 or (ii) such sums up to such maximum as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms of that certain Amended and Restated Loan and Security Agreement dated of even date herewith, by and among the undersigned and Bank, as the same may be amended from time to time (the "LOAN AGREEMENT"), together with interest from the date of disbursement on the unpaid principal balance at a rate of interest equal to the Prime Rate (as defined in the Loan Agreement), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of this Note ("NOTE") is outstanding, divided by 360, which shall, for interest computation purposes, be considered one (1) year. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

        Interest shall be payable monthly in arrears beginning on September 15, 1998, and continuing on the fifteenth (15th) day of each month thereafter, and if not so paid shall become a part of the principal. All payments shall be applied first to interest, and the remainder, if any, on principal. Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

        Should an Event of Default occur and be continuing, the entire balance of principal and accrued interest then remaining unpaid may become immediately due and payable in accordance with the terms of the Loan Agreement. Should an Event of Default occur and be continuing under SECTION 8.1 of the Loan Agreement, all principal and accrued interest then due and remaining unpaid shall thereafter bear interest, until paid, at the increased rate of two percent (2.0%) per year in excess of the Prime Rate, as it may vary from time to time.

        If this Note is not paid when due, Borrower promises to pay all costs and expenses of collection and reasonable attorneys' fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Borrower shall be liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this Note; and waives demand and protest and the right to assert any statute of limitations. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this Note, Borrower, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. Subject to the terms of the Loan Agreement, the holder hereof shall at all times have the right to proceed against any portion of the security for this
Note in such order


                                   EXHIBIT C
and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this Note or any deed of trust, security agreement or other agreement in connection herewith.

                                  TEGAL CORPORATION,
                                  a Delaware corporation


                                  By:___________________________________________
                                  Printed Name:_________________________________
                                  Title:________________________________________


                                  By:___________________________________________
                                  Printed Name:_________________________________
                                  Title:________________________________________




                                   EXHIBIT C
                                  Page 2 of 2

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

The consolidated financial statements dated as of __________________________ of TEGAL CORPORATION, a Delaware corporation ("BORROWER") attached hereto and submitted to IMPERIAL BANK ("Imperial") pursuant to that certain Amended and Restated Loan and Security Agreement dated as of August 15, 1998 (the "Agreement"), entered into between Borrower, Banks and Imperial, shows compliance with all financial covenants (unless otherwise noted below) as specified therein, as follows:

QUARTERLY COVENANT:

        ACTUAL:

        a.      Minimum Quick Ratio:

                1.75 : 1.00                                             ____________________

        b.      Maximum Liabilities to Tangible Net Worth Ratio:

                0.75 : 1.00                                             ____________________

        c.      Minimum Tangible Net Worth of:

                $28,000,000.00                                          ____________________

        d.      Maximum Quarterly Losses not greater than:

                $6,500,000.00 (2Q period ending 9/30/98)                ____________________

                $7,100,000.00 (2Q period ending 12/31/98)               ____________________

                $8,200,000.00 (2Q period ending 3/31/99)                ____________________

                $6,800,000.00 (2Q period ending 6/30/99)                ____________________

        e.      Maximum Annual Losses not greater than:

                $15,000,000.00                                          ____________________

Exceptions: (if none, so state):


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


The undersigned authorized officer of Borrower hereby certifies in such capacity that Borrower is in complete compliance with the terms and conditions of the Agreement for the period ending _____________________, and as of the date of this Compliance Certificate the representations and


                                    EXHIBIT D
warranties stated therein are true, accurate and complete as of the date hereof (except as to those representations and warranties which specifically reference a particular date and except as noted above).

The undersigned further certifies that s/he knows of no pending conditions which may cause an Event of Default (as defined in the Agreement) to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with generally accepted accounting principles, consistently applied.

Date:                             TEGAL CORPORATION
                                  a Delaware corporation


                                  By:___________________________________________
                                  Printed Name:_________________________________
                                  Title:________________________________________


                                  By:___________________________________________
                                  Printed Name:_________________________________
                                  Title:________________________________________


                                    EXHIBIT D

                                    EXHIBIT E

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


        ASSIGNMENT AND ACCEPTANCE dated ___________, ____ between
______________________ ("Assignor") and _____________________ ("Assignee").

                              PRELIMINARY STATEMENT

        A. Reference is made to the Amended and Restated Loan and Security Agreement dated as of August 15, 1998 (as the same may from time to time hereafter be amended, modified, supplemented or restated, the "Loan Agreement"), among TEGAL CORPORATION, a Delaware corporation (the "Borrower"), IMPERIAL BANK ("Imperial"), the BANKS and Imperial Bank, as the Collateral Agent for the Banks. Capitalized terms used but not otherwise defined herein have the meanings given them in the Loan Agreement.

        B. Assignor is a Bank under and as defined in the Loan Agreement and, as such, presently has the following Commitment to Borrower:


                Committed Revolving Line            $______________

        C. On the terms and conditions set forth below, Assignor desires to sell and assign to Assignee, and Assignee desires to purchase and assume from Assignor, a _____________% interest (the "Revolving Line Assigned Percentage") in and to all of Assignor's rights and obligations under the Committed Revolving Line as of the Effective Date (as defined below), representing a Commitment under the Committed Revolving Line of _________________ Dollars ($__________).

        D. After giving effect to the assignments described in Section C above, the respective Loans of Assignor and Assignee under the Loan Agreement will be:

                ASSIGNOR

                Committed Revolving Line            $______________

                ASSIGNEE

                Committed Revolving Line            $______________

        NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

        1. Assignor hereby sells and assigns to Assignee, WITHOUT RECOURSE, and Assignee hereby purchases and assumes from Assignor, the Revolving Line Assigned Percentage of Assignor's rights and obligations under the Loan Agreement as of the Effective Date.

        2.      ASSIGNOR:

                (a) represents and warrants that as of the date hereof its principal amount outstanding under the Committed Revolving Line (without giving effect to assignments thereof which have not yet become effective) are as follows:


                                   EXHIBIT E
                                  Page 1 of 3

                Committed Revolving Line            $______________

                (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;

                (c) makes no representations or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document furnished pursuant thereto; and

                (d) makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other Loan Document furnished pursuant thereto.

        3.      ASSIGNEE:

                (a) confirms that it has received a copy of the Loan Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter this Assignment and Acceptance;

                (b) agrees that it will, independently and without reliance upon the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement and any other Loan Documents;

                (c) represents and warrants that commercial loans of money made by Assignee of the type contemplated by the Loan Agreement are exempt from the "usury" restrictions of Section 1 of Article XV of the California Constitution; and

                (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement and the other Loan Documents are required to be performed by Bank hereunder.

        4. Following the execution of this Assignment and Acceptance by Assignor and Assignee, it will be delivered to the Banks for acceptance and recording by the Banks and acceptance by the Borrower. The effective date for this Assignment and Acceptance shall be _________________, ____ (the "Effective Date"), subject to acceptance by the Banks and the Borrower.

        5. Subject to and upon such acceptance and recording as the Effective Date, (a) Assignee shall be a party to the Loan Agreement and shall be entitled to the rights and benefits of the Loan Documents and, to the extent of the percentage assigned in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (b) Assignor shall, to the extent of the percentage assigned in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents. Assignor shall retain all rights applicable to it under the Loan Agreement relating to credits extended, acts or omissions made, or other matters arising, prior to the Effective Date.

        6. Upon such acceptance and recording, from and after the Effective Date, Imperial or the Collateral Agent shall make all payments under the Loan Agreement which are payable by Imperial or the Collateral Agent for the account of the appropriate Bank to the appropriate Banks severally in


                                   EXHIBIT E
                                  Page 2 of 3
proportion to their respective percentages determined after giving effect to this assignment, when payment is due. Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the other Loan Documents for periods prior to the Effective Date directly between themselves.

        7. Assignee's address for the purpose of receiving notices under the Loan Agreement is as set forth below Assignee's signature below.

        8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of California.


                                  ASSIGNOR


                                  ______________________________________________



                                  By:___________________________________________
                                  Printed Name:_________________________________
                                  Title:________________________________________



                                  ASSIGNEE


                                  ______________________________________________



                                  By:___________________________________________
                                  Printed Name:_________________________________
                                  Title:________________________________________


                                  Address for notices:


                                  ______________________________________________
                                  ______________________________________________
                                  ______________________________________________


ACCEPTED this ____ day of
_________________, ____

TEGAL CORPORATION,
a Delaware corporation


By:_________________________________________
Printed Name:_______________________________
Title:______________________________________



By:_________________________________________
Printed Name:_______________________________
Title:______________________________________

                                   EXHIBIT E
                                  Page 3 of 3